                                                          File No. 333-_________

    As filed with the Securities and Exchange Commission on December 20, 2002

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                 LTX Corporation
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             (Exact name of registrant as specified in its charter)

Massachusetts                                                04-2594045
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(State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization                             Identification No.)

University Avenue, Westwood, Massachusetts                   02090
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(Address of Principal Executive Offices)                     (Zip Code)

                                 2001 Stock Plan
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                            (Full title of the plan)

                              Mark J. Gallenberger
                      University Avenue, Westwood, MA 02090
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                     (Name and address of agent for service)

                                 (781) 461-1000
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          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

________________________________________________________________________________
________________________________________________________________________________

                                 Proposed         Proposed
Title of                         maximum          maximum
securities          Amount       offering         aggregate        Amount of
to be               to be        price            offering         registration
registered          registered   per share*       price*           fee
----------          ----------   ----------       ------------     ------------

$.05 par value      Shares

Common Stock,       2,425,000    $5.705           $13,834,625      $1,272.79

* This estimate is made pursuant to Rule 457(h) solely for the purpose of determining the registration fee. It is not known how many shares will be purchased under the Plan or at what price such shares will be purchased. The above calculation is based on the offering of 2,425,000 shares at a purchase price of $5.705 per share, which is the average of the high and low prices of the Company's Common Stock as reported by the National Association of Securities Dealers Automated Quotation System on December 19, 2002.

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         This registration statement is being filed pursuant to Instruction E of
Form S-8, promulgated pursuant to the Securities Act of 1933, as amended, to register an additional 2,425,000 shares of LTX Corporation Common Stock issuable under the LTX Corporation 2001 Stock Plan. This registration statement includes a facing page, this page, the signature page, an exhibit index, an Exhibit 5 legal opinion (and a consent included therein), and an accountant's consent. Pursuant to Instruction E, the content of LTX Corporation's registration statement on Form S-8 (Registration No. 333-75734), including the exhibits thereto, are incorporated by reference into this registration statement. All previously registered shares may be issued pursuant to LTX Corporation's 2001 Stock, Plan. Registration fees have been paid for all such previously registered shares.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Westwood, and Commonwealth of Massachusetts on the 20th day of December 2002.

                                             LTX Corporation

                                             By  /s/ Roger W. Blethen
                                                 -------------------------------
                                                 Roger W. Blethen
                                                 Chairman of the Board and Chief
                                                  Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Roger W. Blethen and Mark J. Gallenberger, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments or post-effective amendments to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his/her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                       Title                                         Date
---------                       -----                                         ----
/s/ Roger W. Blethen            Chairman of the Board and                     December 20, 2002
-----------------------------
Roger W. Blethen                Chief Executive Officer
                                (Principal Executive Officer)

/s/ Mark J. Gallenberger        Vice President, Chief                         December 20, 2002
-----------------------------
Mark J. Gallenberger            Financial Officer and
                                Treasurer (Principal Financial Officer and
                                Principal Accounting Officer)

/s/ Daniel V. Wallace           Controller (Principal Accounting Officer)     December 20, 2002
-----------------------------
Daniel V. Wallace

/s/ Mark S. Ain                 Director                                      December 20, 2002
-----------------------------
Mark S. Ain

/s/ Robert J. Boehlke           Director                                      December 20, 2002
-----------------------------
Robert J. Boehlke

/s/ Richard S. Hill             Director                                      December 20, 2002
-----------------------------
Richard S. Hill

/s/ Stephen M. Jennings         Director                                      December 20, 2002
-----------------------------
Stephen M. Jennings

/s/ Roger J. Maggs              Director                                      December 20, 2002
-----------------------------
Roger J. Maggs

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/s/ Robert E. Moore                    Director                December 20, 2002
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Robert E. Moore

/s/ Samuel Rubnovitz                   Director                December 20, 2002
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Samuel Rubinovitz

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                                  Exhibit Index

Exhibit No.           Description of Document
----------            -----------------------

         4        2001 Stock Plan

         5        Opinion of Joseph A. Hedal

         23(A)    Consent of Ernst & Young LLP

         23(B)    Information regarding Consent of Arthur Andersen LLP

         23(C)    Consent of Joseph A. Hedal is contained
                  in its opinion filed as Exhibit 5

         24       Power of Attorney (contained on the signature page)

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